Lease Agreement

(Agreement No. 001)

Party A: Liuzhou Chengmao metal material Co., Ltd
Party B: Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd.

Party A and Party B enter into this agreement through friendly negotiations. Both sides agree to comply with the agreement of following items relate to lease workshop.

1.
Party A builds 3264 square meter steel structure workshop on its land and leases it to Party B based on Party B’s request. Party B will use the workshop engaging in Auto parts manufacturing. Party B as a registered company in the local office, will provide the necessary material (etc. designing paper of workshop) to Party A as reference. Party B will pay 6 month rents as deposit to Party A before Party A start constructing.

2.
Both parties agree as follows: the rent of each square meter is 8 RMB per month, for 3264 building area, the leasing fees is RMB 26112 monthly. The price will be fixed in first 2 years, and then Party A and Party B will negotiate the price based on the market price every 2 years. Leasing period is from April 20, 2007 to April 20, 2013. When the leasing period expires, Party B has the priority to continue to rent the workshop. The rent shall be paid quarterly; Party B pays it in cash within a week in advance of next quarter. The payment will be sent to the Agricultural Bank of China account: 109500460005605, under the name of Cheng hong who is from Party A. Party A will provide invoice to Party B.

3.
Party A is responsible for any property right dispute and liability dispute arisen during the leasing item, and responsible for the loss of Party B caused by those events. Party B assures the workshop shall be only used for manufacturing.

4.	Party A is responsible for the events below during the leasing period:

1)	Ensure the workshop is suitable for rent and use (water, electricity, pathway), but not responsible for install layout made by Party B.

2)	Responsible for the maintenance and repair of the leasing item and also the expenses incurred hereafter. Party A will cover the loss of Party B due to the delay of maintenance and repair.

3)
Notify Party B 6 months in advance of selling or pledging the leasing items. Party A will not interfere with the property management with leasing items. With Party A’s consent and a prior written notice to Party A, Party B can establish the security and management system for the lease item.

5.	Party B is responsible for the events below during the leasing period:

1)	Party B can reconstruct the leasing items with a written notice to Party A in advance and consent from Party A. Party B shall cover the expenditure.

2)
During the leasing period, Party B is not allowed to rent the leasing items or trade it with a third Party. If it is necessary under extraordinary circumstances, Party B has to get the written consent from Party A.

3)	Responsible for the damage made to leasing items due to human made errors and misuse, including repair and economic compensation.

4)	Assist Party A in regular maintenance and repair.

5)
Return the leasing items to Party A when the leasing period expires; If Party B needs to continue the renting, Party B shall notify Party A three month before the leasing period ends, and renewal the agreement with Party A.

6.
Liabilities of breach of agreement: if one party infringes the terms hereunder or rules and regulations in relation, the other party has the right to terminate this agreement. It is the responsibility of this party to bear the loss caused hereafter. If Party B fails to pay the rental in time, Party A has the right to charge Party B penalty of 5‰ of monthly rental by day.

7.	If the damage of leasing items is caused by force majeure, both Parties are not responsible for the loss.

8.	Any disputes arising from this agreement shall be solved through consultation. In case no resolution is reached, either party can bring a lawsuit before the court.

9.	The taxation of leasing items during the leasing period is shared by both Parties according to their own responsibility regulated by the related law.

10.	In case of anything not covered here, supplementary clauses will be formed which have the same effect as those in this agreement upon signature of both parties.

11.	This agreement is in four copies. Party A and Party B hold two copies respectively.

12.	The “Leasing Agreement’ signed by both Parties on Sep.28, 2006 is no longer effective.

13.	Other agreement:

Dated this _ day of November, 2007

Party A: Liuzhou Chengmao metal material Co., Ltd (seal and stamp)
Legal representative:
Address:
Telephone:
Entrusted agent:

Party B:Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd. (seal and stamp)
Legal representative:
Address:
Telephone:
Entrusted agent: